Document A102™ – 2007

Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price

AGREEMENT made as of the 22nd day of September in the year 2015 (In words, indicate day, month and year.)
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document is not intended for use in competitive bidding.

AIA Document A201 ™–2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

BETWEEN the Owner: (Name, legal status, address and other information)

Aqua Metals Reno, Inc. 1010 Atlantic Avenue Alameda, California 94501

and the Contractor: (Name, legal status, address and other information)

Miles Construction 61 Industrial Parkway Carson City, Nevada 89706

for the following Project: (Name, location and detailed description)

Aqua Metals Reno 2500 Peru Drive Reno, Nevada 89434

The Architect: (Name, legal status, address and other information)

Tectonics Design Group 10451 Double R Blvd. Reno, Nevada 89521
The Owner and Contractor agree as follows.

In general, Owner shall administer the Contract with the assistance of Architect when requested by Owner, and Architect shall provide support to Owner and shall be responsible for Change Orders, Drawings and Specifications and other documents drafted by Architect. To the extent there are inconstancies with the foregoing in this Agreement, later provisions of this Agreement shall be interpreted in light of the foregoing.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		1
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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	RELATIONSHIP OF THE PARTIES

4	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5	CONTRACT SUM

6	CHANGES IN THE WORK

7	COSTS TO BE REIMBURSED

8	COSTS NOT TO BE REIMBURSED

9	DISCOUNTS, REBATES AND REFUNDS

10	SUBCONTRACTS AND OTHER AGREEMENTS

11	ACCOUNTING RECORDS

12	PAYMENTS

13	DISPUTE RESOLUTION

14	TERMINATION OR SUSPENSION

15	MISCELLANEOUS PROVISIONS

16	ENUMERATION OF CONTRACT DOCUMENTS

17	INSURANCE AND BONDS

ARTICLE 1     THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings and Specifications, listed on Exhibit C other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, this Agreement shall govern.

The parties hereto acknowledge and agree that this Project is being built on a “fast track” basis. Specifically, as of the time of the Commencement of Construction and execution of the Agreement, Owner has not yet completed the plans and specifications for the Project. Further, the parties agree that there are several material outstanding design issues (including, but not limited to, the applications of certain building codes and requirements – such as fire codes and requirements) that have not been finalized. The parties acknowledge and agree that the Guaranteed Maximum Price (“GMP”) and the proposed Construction Schedule are based on the current set of incomplete plans and specifications. The parties hereby acknowledge and agree that the current GMP, Construction Schedule, and Completion Date are based on the current set of incomplete plans and specifications and that if there are any material changes to the plans and specifications or delays in finalizing the plans and specifications, the parties will, in good faith, negotiate commensurate applicable modifications to the GMP, Construction Schedule, Completion Date, and other applicable Contract Document requirements.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		2
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Notwithstanding the foregoing, Contractor acknowledges that Owner intends for the Contract Sum not to exceed the GMP and efforts to finalize the plans and specifications shall be made so that the GMP is not increased. Contractor should expect that to the extent certain portions of the final plans and specifications result in greater line items costs than currently budgeted, Owner will be making changes in other line items to reduce costs on other aspects of the Project so as not to exceed the GMP. Contractor shall work with Owner to maintain the GMP.

ARTICLE 2     THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3     RELATIONSHIP OF THE PARTIES

The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4     DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

August 15, 2015.

If, prior to commencement of the Work, the Owner requires time to file mortgages and other security interests, the Owner’s time requirement shall be as follows:

N/A

§ 4.2 The Contract Time shall be measured from the date of commencement.

§ 4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than (     ) days from the date of commencement, or as follows:

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. If appropriate, insert requirements for earlier Substantial Completion of certain portions of the Work.)

Anticipated construction time frame of 8 months, a detailed construction schedule to be provided within 10 working days of the completed construction documents.

          Portion of Work                                        Substantial Completion date

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time, or for bonus payments for early completion of the Work.)

N/A

ARTICLE 5     CONTRACT SUM

§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		3
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§ 5.1.1 The Contractor’s Fee:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee.)

Lump sum overhead $388,934.00, Lump sum fee $486,168.00, Percentage of cost of the work 0.9% general liability insurance

§ 5.1.2 The method of adjustment of the Contractor’s Fee for changes in the Work:

Percentage of Cost of the Work – 6.75% plus general liability insurance 0.9%

§ 5.1.3 Limitations, if any, on a Subcontractor’s overhead and profit for increases in the cost of its portion of the Work:

N/A

§ 5.1.4 Rental rates for Contractor-owned equipment shall not exceed one hundred percent (100%) of the standard rate paid at the place of the Project.

§ 5.1.5 Unit prices, if any:

(Identify and state the unit price; state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)
N/A

§ 5.2 GUARANTEED MAXIMUM PRICE

§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed Thirteen million nine hundred sixty four thousand one hundred thirty four dollars and 00/100 ($ 13,964,134.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

Exhibit ‘B’ – Cost Breakdown

An estimated cost breakdown is attached hereto as Exhibit B. Such cost breakdown is being provided for information purposes only. This is not a line item GMP contract and the individual line items in the Cost Breakdown do not constitute GMPs for each line items.

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

N/A

§ 5.2.3 Allowances included in the Guaranteed Maximum Price, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price
1.	Masonry Separation Walls
2.	Fire Brick at Kettles
3.	Green Wall and Sustainable Features
4.	Construction Contingency
5.	CMU Wainscot
6.	CMU Bearing Walls
7.	CMU Separation Walls - Allowance
8.	Fire Brick - Allowance

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		4
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§ 5.2.4 Assumptions, if any, on which the Guaranteed Maximum Price is based:

Exhibit ‘A’ – Qualifications and Exclusions

§ 5.2.5 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6     CHANGES IN THE WORK

§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201–2007, General Conditions of the Contract for Construction.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201–2007 and the term “costs” as used in Section 7.3.7 of AIA Document A201–2007 shall have the meanings assigned to them in AIA Document A201–2007 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201–2007 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term “fee” shall mean the Contractor’s Fee as defined in Section 5.1.1 of this Agreement.

§ 6.4 If no specific provision is made in Article 5 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Article 5 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the same basis that was used to establish the Fee for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7     COSTS TO BE REIMBURSED

§ 7.1 COST OF THE WORK

§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§ 7.1.2 Where any cost is subject to the Owner’s prior approval, the Contractor shall obtain this approval prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing this Agreement.

§ 7.2 LABOR COSTS

§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops.

§ 7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s prior approval.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 15, the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§ 7.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		5
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§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

§ 7.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, with the Owner’s prior approval.

§ 7.3 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

§ 7.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner’s prior approval.

§ 7.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner’s prior approval.

§ 7.6 MISCELLANEOUS COSTS

§ 7.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents that can be directly attributed to this Contract. Self-insurance for either full or partial amounts of the coverages required by the Contract Documents, with the Owner’s prior approval.

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201–2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		6
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§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201–2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Costs for electronic equipment and software, directly related to the Work with the Owner’s prior approval.

§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ 7.6.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner’s prior approval, which shall not be unreasonably withheld.

§ 7.6.9 Subject to the Owner’s prior approval, expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work.

§ 7.6.10 That portion of the reasonable expenses of the Contractor’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.7 OTHER COSTS AND EMERGENCIES

§ 7.7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ 7.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201–2007.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.

§ 7.8 RELATED PARTY TRANSACTIONS

§ 7.8.1 For purposes of Section 7.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.

§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		7
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ARTICLE 8     COSTS NOT TO BE REIMBURSED

§ 8.1 The Cost of the Work shall not include the items listed below:

.1	Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2. or as may be provided in Article 15;
.2	Expenses of the Contractor’s principal office and offices other than the site office;
.3	Overhead and general expenses, except as may be expressly included in Article 7;
.4	The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;
.5	Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;
.6	Any cost not specifically and expressly described in Article 7; and
.7	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE 9     DISCOUNTS, REBATES AND REFUNDS

§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be obtained.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10     SUBCONTRACTS AND OTHER AGREEMENTS

§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection,

§ 10.2 When a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Contractor shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11, below.

ARTICLE 11     ACCOUNTING RECORDS

The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		8
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ARTICLE 12     PAYMENTS

§ 12.1 PROGRESS PAYMENTS

§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

Monthly Progress Billing Applications for Payment of Work completed will be submitted by the contractor to the Owner on the 1st day of each month. The Owner shall pay the Contractor within thirty (30) days of receipt of the application for payment, 5% retention will be held on items, excluding the general conditions line items and the Purchase of the Steel Building. Final payment is to be paid to the Contractor in accordance with § 12.2.4. Line item Retainage may be reduced and/or released prior to completion at the Owner’s sole discretion

§ 12.1.3 Provided that an Application for Payment is received by the Owner not later than the 1st day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the 1st day of the following month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Owner receives the Application for Payment. (Federal, state or local laws may require payment within a certain period of time.)

§ 12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1	Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of AIA Document A201–2007;
.2	Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;
.3	Add the Contractor’s Fee, less retainage of five percent (5%). The Contractor’s Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion. Retention may be reduced or released on a per line basis at the sole discretion of the owner;

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		9
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.4	Subtract retainage of five percent (5%) from that portion of the Work that the Contractor self-performs;
.5	Subtract the aggregate of previous payments made by the Owner;
.6	Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and
.7	Subtract amounts, if any, for which the Owner has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201–2007.

§ 12.1.8 The Owner and the Contractor shall agree upon a (1) mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements.

§ 12.1.9 In taking action on the Contractor’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections; or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s auditors acting in the sole interest of the Owner.

§ 12.2 FINAL PAYMENT

§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201–2007, and to satisfy other requirements, if any, which extend beyond final payment;
.2	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment..3

§ 12.2.2 The Owner’s auditors will review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor.

§ 12.2.3 If the Owner’s auditors report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201–2007. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s delivery of Contractor’s final accounting. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor.

§ 12.2.4 The Owner’s final payment to the Contractor shall be made as follows:

Except as otherwise provided in NRS 624.620, any money remaining unpaid for the Work is payable to the Contractor within 30 days after:

(a)	Occupancy or use of the Work by the Owner; or
(b)	The availability of Work for its intended use. The Contractor must have provided to the Owner:
	a.	A written notice of availability on or before the day on which the Contractor claims that the Work became available for use or occupancy; or
	b.	A certificate of occupancy issues by the appropriate building inspector or other authority.

§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		10
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ARTICLE 13     DISPUTE RESOLUTION

(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

N/A

(Paragraphs deleted)

§ 13.2 BINDING DISPUTE RESOLUTION

For any Claim subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201–2007, the method of binding dispute resolution shall be as follows:

(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

☐	Arbitration pursuant to Section 15.4 of AIA Document A201–2007

☒	Litigation in a court of competent jurisdiction. THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR THEIR RELATIONSHIP. THE PARTIES ACKNOWLEDGE THAT THEY OTHERWISE HAVE A RIGHT TO HAVE THEIR DISPUTE HEARD BY A JURY, THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL, AND THAT THIS JURY WAIVER HAS BEEN ENTERED INTO KNOWINGLY AND VOLUNTARILY BY ALL PARTIES TO THIS AGREEMENT..

☐	Other (Specify)

ARTICLE 14     TERMINATION OR SUSPENSION

§ 14.1 Subject to the provisions of Section 14.2 below, the Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2007.

§ 14.2 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201–2007, the amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201–2007 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

.1	Take the Cost of the Work incurred by the Contractor to the date of termination;
.2	Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and
.3	Subtract the aggregate of previous payments made by the Owner.

§ 14.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 14.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		11
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§ 14.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2007; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201–2007, except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.1 and Section 6.4 of this Agreement.

ARTICLE 15     MISCELLANEOUS PROVISIONS

§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201–2007 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 15.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)

   %

§ 15.3 The Owner’s representative:

(Name, address and other information)

Thomas Murphy

Aqua Metals Reno, Inc.

1010 Atlantic Avenue

Alameda, California 94501

§ 15.4 The Contractor’s representative:

(Name, address and other information)

Cary Richardson

Miles Construction

61 Industrial Parkway

Carson City, Nevada 89706

§ 15.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ written notice to the other party.

§ 15.6 Other provisions:

N/A

ARTICLE 16     ENUMERATION OF CONTRACT DOCUMENTS

§ 16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 16.1.1 The Agreement is this executed AIA Document A102–2007, Standard Form of Agreement Between Owner and Contractor.

§ 16.1.2 The General Conditions are AIA Document A201–2007, General Conditions of the Contract for Construction.

§ 16.1.3 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		12
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§ 16.1.4 The Specifications:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

N/A

Section	Title	Date	Pages

§ 16.1.5 The Drawings:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Exhibit ‘C’ Plan Records

Number	Title	Date

§ 16.1.6 The Addenda, if any;

Number	Date	Pages
N/A

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

§ 16.1.7 Additional documents, if any, forming part of the Contract Documents:

.1	AIA Document E201™–2007, Digital Data Protocol Exhibit, if completed by the parties, or the following:

.2	Other documents, if any, listed below:
(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201–2007 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

Exhibit ‘A’ – Qualifications and Exclusions
Exhibit ‘B’ – Cost Breakdown
Exhibit ‘C’ – Plan Records

ARTICLE 17     INSURANCE AND BONDS

The Contractor shall purchase and maintain insurance and provide bonds as set forth in Article 11 of AIA Document A201–2007.

(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201–2007.)

Type of insurance or bond	Limit of liability or bond amount ($0.00)
General Liability Insurance- Each	$1,000,000.00
Occurrence
General Liability Insurance- General	$2,000,000.00
Aggregate
General Liability Insurance- Excess	$5,000,000.00
Liability	$1,000,000.00
Automobile Liability Insurance	$1,000,000.00
Builders Risk/Course of Construction
Insurance to be provided by Owner- See
Article §11.3.1 of A201-2007

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		13
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17.1 The Contractor represents the following to the Owner: (i) that it is financially solvent, able to pay all its debt as they mature, and possessed of sufficient working capital to complete the work and perform all of its obligations hereunder; (ii) that it is able to furnish the plant, tools, material, supplies equipment and labor required to complete the Work and perform its obligations hereunder; (iii) that it is authorized to do business in the State where the Project is located and properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it and over the Work; (iv) that its execution of this Agreement and its performance hereof is within its duly authorized powers.

17.2 If either party commences an action against the other to enforce any of the terms of the Contract Documents or because of the breach by either party of any of the terms of the Contract Documents, the losing or defaulting party, whether by out-of-court settlement or final judgment, shall pay to the prevailing party the actual costs and expenses incurred in connection with the prosecution or defense of such action and any appeals in connection therewith, including actual attorneys’ fees and costs. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys’ fees and costs incurred in connection with: (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. Any such actions shall be conducted in the Courts of the county in which the Project is located.

This Agreement entered into as of the day and year first written above.

DocuSigned by:	DocuSigned by:
9/25/2015
OWNER (Signature)	CONTRACTOR (Signature)

Thomas Murphy Chief Financial Officer	Cary Richardson Vice President
(Printed name and title)	(Printed name and title)

Init. /	AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		14
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Additions and Deletions Report for

AIA® Document A102TM – 2007

This Additions and Deletions Report, as defined on page 1 of the associated document, reproduces below all text the author has added to the standard form AIA document in order to complete it, as well as any text the author may have added to or deleted from the original AIA text. Added text is shown underlined. Deleted text is indicated with a horizontal line through the original AIA text.

Note: This Additions and Deletions Report is provided for information purposes only and is not incorporated into or constitute any part of the associated AIA document. This Additions and Deletions Report and its associated document were generated simultaneously by AIA software at 10:08:46 on 09/25/2015.

AGREEMENT made as of the 22nd day of September in the year 2015

...

Aqua Metals Reno, Inc.
1010 Atlantic Avenue
Alameda, California 94501

...

Miles Construction
61 Industrial Parkway
Carson City, Nevada 89706

...

Aqua Metals Reno
2500 Peru Drive
Reno, Nevada 89434

…

Tectonics Design Group
10451 Double R Blvd.
Reno, Nevada 89521

...

In general, Owner shall administer the Contract with the assistance of Architect when requested by Owner, and Architect shall provide support to Owner and shall be responsible for Change Orders, Drawings and Specifications and other documents drafted by Architect. To the extent there are inconstancies with the foregoing in this Agreement, later provisions of this Agreement shall be interpreted in light of the foregoing.

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		1
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The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings and Specifications, listed on Exhibit C other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, this Agreement shall govern.

The parties hereto acknowledge and agree that this Project is being built on a “fast track” basis. Specifically, as of the time of the Commencement of Construction and execution of the Agreement. Owner has not yet completed the plans and specifications far the Project. Further, the parties agree that there are several material outstanding design issues (including, but not limited to, the applications of certain building codes and requirements — such as fire codes and requirements) that have not been finalized. The parties acknowledge and agree that the Guaranteed Maximum Price (“GMP”) and the proposed Construction Schedule are based on the current set of incomplete plans and specifications. The parties hereby acknowledge and agree that the current GMP. Construction Schedule, and Completion Date are based on the current set of incomplete plans and specifications and that if there are any material changes to the plans and specifications or delays in finalizing the plans and specifications, the parties will, in good faith, negotiate commensurate applicable modifications to the GMP, Construction Schedule, Completion Date, and other applicable Contract Document requirements.

Notwithstanding the foregoing, Contractor acknowledges that Owner intends for me Contract Sum not to exceed the GMP and efforts to finalize the plans and specifications shall be made so that the GMP is not increased. Contractor should expect that to the extent certain portions of the final plans and specifications result in greater line items costs than currently budgeted. Owner will be making changes in other line items to reduce costs on other aspects of the Project so as not to exceed the GMP. Contractor shall work with Owner to maintain the GMP.

August 15, 2015.

...

N/A

...

Anticipated construction time frame of 8 months, a detailed construction schedule to be provided within 10 working days of the completed construction documents.

...

N/A

Lump sum overhead $388,934.00, Lump sum fee $486,168.00, Percentage of cost of the work 0.9% general liability insurance

...

Percentage of Cost of the Work – 6.75% plus general liability insurance 0.9%

...

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		2
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N/A

§ 5.1.4 Rental rates for Contractor-owned equipment shall not exceed one hundred percent (100%) of the standard rate paid at the place of the Project.

...

N/A

...

§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed Thirteen million nine hundred sixty four thousand one hundred thirty four dollars and 00/100 ($ 13,964,134.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

...

Exhibit ‘B’ – Cost Breakdown

An estimated cost breakdown is attached hereto as Exhibit B. Such cost breakdown is being provided for information purposes only. This is not a line item GMP contract and the individual line items in the Cost Breakdown do not constitute GMPs for each line items.

...

N/A

...

1.     Masonry Separation Walls

2.     Fire Brick at Kettles

3.     Green Wall and Sustainable Features

4.     Construction Contingency

5.     CMU Wainscot

6.     CMU Bearing Walls

7.     CMU Separation Walls - Allowance

8.     Fire Brick - Allowance

Exhibit ‘A’ – Qualifications and Exclusions

§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

...

Monthly Progress Billing Applications for Payment of Work completed will be submitted by the contractor to the Owner on the 1st day of each month. The Owner shall pay the Contractor within thirty (30) days of receipt of the application for payment, 5% retention will be held on items, excluding the general conditions line items and the Purchase of the Steel Building. Final payment is to be paid to the Contractor in accordance with § 12.2.4. Line item Retainage may be reduced and/or released prior to completion at the Owner’s sole discretion

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		3
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§ 12.1.3 Provided that an Application for Payment is received by the Owner not later than the 1st day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the 1st day of the following month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Owner receives the Application for Payment.

...

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

...

.3	Add the Contractor’s Fee, less retainage of five percent (5%). The Contractor’s Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion. Retention may be reduced or released on a per line basis at the sole discretion of the owner;
.4	Subtract retainage of five percent (5%) from that portion of the Work that the Contractor self-performs;

PAGE 10

.7	Subtract amounts, if any, for which the Owner has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201–2007.

...

.2	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment..3

§ 12.2.2 The Owner’s auditors will review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor.

§ 12.2.3 If the Owner’s auditors report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201–2007. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s delivery of Contractor’s final accounting. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor.

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		4
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§ 12.2.4 The Owner’s final payment to the Contractor shall be made as follows:

Except as otherwise provided in NRS 624.620, any money remaining unpaid for the Work is payable to the Contractor within 30 days after:

(a)	Occupancy or use of the Work by the Owner; or
(b)	The availability of Work for its intended use. The Contractor must have provided to the Owner:
	a.	A written notice of availability on or before the day on which the Contractor claims that the Work became available for use or occupancy; or
	b.	A certificate of occupancy issues by the appropriate building inspector or other authority.

(If the parries mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

N/A

...

☒	Litigation in a court of competent jurisdiction. THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR THEIR RELATIONSHIP. THE PARTIES ACKNOWLEDGE THAT THEY OTHERWISE HAVE A RIGHT TO HAVE THEIR DISPUTE HEARD BY A JURY, THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL, AND THAT THIS JURY WAIVER HAS BEEN ENTERED INTO KNOWINGLY AND VOLUNTARILY BY ALL PARTIES TO THIS AGREEMENT..

Thomas Murphy
Aqua Metals Reno, Inc.
1010 Atlantic Avenue
Alameda, California 94501

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Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		5
User Notes:	(1498564921)

Cary Richardson
Miles Construction
61 Industrial Parkway
Carson City, Nevada 89706

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N/A

N/A

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Exhibit ‘C’ Plan Records

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N/A

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Exhibit ‘A’ – Qualifications and Exclusions
Exhibit ‘B’ – Cost Breakdown
Exhibit ‘C’ – Plan Records

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General Liability Insurance- Each	$1,000.000.00
Occurrence
General Liability Insurance- General	$2,000,000.00
Aggregate
General Liability Insurance- Excess	$5,000.000.00
Liability	$1,000,000.00
Automobile Liability Insurance	$1,000.000.00
Builders Risk/Course of Construction
Insurance to be provided by Owner- See
Article §11.3.1 of A201-2007

17.1 The Contractor represents the following to the Owner; (i) that it is financially solvent, able to pay all its debt as they mature, and possessed of sufficient working capital to complete the work and perform all of its obligations hereunder; (ii) that it is able to furnish the plant, tools, material, supplies equipment and labor required to complete the Work and perform its obligations hereunder; (iii) that it is authorized to do business in the State where the Project is located and properly licensed by all necessary governmental mid public and quasi-public authorities having jurisdiction over it and over the Work; (iv) that its execution of this Agreement and its performance hereof is within its duly authorized powers.

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		6
User Notes:	(1498564921)

17.2 If either party commences an action against the other to enforce any of the terms of the Contract Documents or because of the breach by either party of any of the terms of the Contract Documents, the losing or defaulting party, whether by nut-of-court settlement or final judgment, shall pay to the prevailing party the actual costs and expenses incurred in connection with the prosecution or defense of such action and any appeals in connection therewith, including actual attorneys’ fees and costs. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys’ fees and costs incurred in connection with; (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. Any such actions shall be conducted in the Courts of the county in which the Project is located.

Thomas Murphy Chief Financial Officer	Cary Richardson Vice President

Additions and Deletions Report for AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		7
User Notes:	(1498564921)

Certification of Document’s Authenticity

AIA® Document D401™ – 2003

I, Cary Richardson, hereby certify, to the best of my knowledge, information and belief, that I created the attached final document simultaneously with its associated Additions and Deletions Report and this certification at 10:08:46 on 09/25/2015 under Order No. 3020359096_1 from AIA Contract Documents software and that in preparing the attached final document I made no changes to the original text of AIA® Document A102™ – 2007, Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price, as published by the AIA in its software, other than those additions and deletions shown in the associated Additions and Deletions Report.

DocuSigned by:

(Signed)

Vice President
(Title)

9/25/2015

(Dated)

AIA Document D401™ – 2003. Copyright © 1992 and 2003 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 10:08:46 on 09/25/2015 under Order No.3020359096_1 which expires on 06/20/2016, and is not for resale.		1
User Notes:	(1498564921)